EXHIBIT 32

CERTIFICATION OF PLAN ADMINISTRATIVE COMMITTEE CHAIRPERSON

Pursuant to 18 U.S.C. Section 1350

In connection with the filing with the Securities and Exchange Commission of the Annual Report of Provident Financial Group, Inc. Retirement Plan (the “Plan”) on Form 11-K for the period ending December 31, 2003 (the “Report”), I, Christopher J. Carey, Plan Administrative Committee Chairperson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Christopher J. Carey
Christopher J. Carey
Plan Administrative Committee Chairperson

June 22, 2004

[A signed original of this written statement required by Section 906 has been provided to Provident Financial Group, Inc. Retirement Plan and will be retained by Provident Financial Group, Inc. Retirement Plan and furnished to the Securities and Exchange Commission or its staff upon request.]